FIRST AMENDMENT TO ASSET PURCHASE AGREEMENT

THIS FIRST AMENDMENT TO ASSET PURCHASE AGREEMENT (hereinafter, this “Amendment”) dated as of December 29, 2011 is by and among Homeland Security Capital Corporation, a Delaware corporation (“HSCC”), Default Servicing USA, Inc., a Delaware corporation (“Buyer”), DAL Holding Company – DS, LLC (formerly Default Servicing, LLC), a Delaware limited liability company (the “Company”), DAL Group, LLC, a Delaware limited liability company, and the sole member of the Company (the “Member”).  Unless otherwise defined herein, capitalized terms used herein shall have the meanings assigned in the APA (as defined below).

WITNESSETH

WHEREAS, HSCC, Buyer, the Company and Member (each, a “Party,” and collectively, the “Parties”) entered into that certain Asset Purchase Agreement dated as of June 22, 2011 (the “APA”);

WHEREAS, Buyer does not have any business as of the date hereof; and

WHEREAS, as a result, the Parties have agreed to discontinue the payment of all future Contingent Payment Amounts relating to the period on and after January 1, 2012, in consideration of a payment by the Buyer to the Member in the amount of TWO HUNDRED THOUSAND DOLLARS ($200,000).

NOW THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

Amendment

1.
The Parties hereby agree that, in consideration of a payment by the Buyer to the Company in the amount of TWO HUNDRED THOUSAND DOLLARS ($200,000) on the date of this Agreement, the Buyer will have no further obligation to pay any Contingent Payment Amount, relating to any revenue recognized by the Buyer after December 31, 2011, but is required to pay any Contingent Payment Amount relating to any revenue recognized by the Company on or before December 31, 2011.  In consideration of the payment provided by this Section 1, the Company and the Member agree not to make any claims under Section 9.3 of the APA, other than those relating to the Assumed Liabilities, and HSCC and the Buyer will not make any claims under Section 9.2(a) of the APA against the payment provided by this Section 1 or the Contingent Payment Amount.

2.	The Parties hereby agree that the Company shall have no obligation to fund the Escrow Amount and the Parties hereby terminate the Escrow Agreement with Suntrust Bank.

Interpretation

3.
Each Party hereby acknowledges and agrees that the APA shall continue to be and shall remain unchanged and in full force and effect in accordance with its terms.  Any terms or conditions contained in this Amendment shall control over any inconsistent terms or conditions in the APA.

Representations and Warranties

4.
Each of the Parties hereby represents and warrants to such other Party that the execution and delivery of this Amendment by each such Party and the performance by each such Party of its obligations and agreements under this Amendment are within the authority of each such Party,  have been duly authorized by all necessary corporate or limited liability proceedings, if applicable, on behalf of each such Party and do not and will not contravene any provision of such Party’s charter, other organization papers, by-laws or any stock provision or any amendment thereof or of any agreement or other instrument binding upon such Party.

5.
Each of the Parties hereby represents and warrants to such other Party that this Amendment constitutes the legal, valid and binding obligations of each such Party, enforceable in accordance with its terms, except as limited by bankruptcy, insolvency, moratorium, fraudulent transfer, reorganization and other laws of general applicability relating to or affecting the rights or remedies of creditors and by general equitable principles (whether considered in a proceeding in equity or at law).

6.
To the knowledge of HSCC and Buyer, each of HSCC and Buyer hereby represents and warrants that (i) the Buyer currently has no business pending as of the date hereof, (ii) as of the date hereof, PNC Bank has refused to engage either HSCC or Buyer to provide further services of the type included within the Business (as defined in the APA) and (iii) as of the date hereof, no party is considering engaging HSCC or Buyer to provide services of the type included within the Business.

Entire Agreement

7.
The APA, as amended by the Amendment, incorporates all of the discussions and negotiations among the Parties, either expressed or implied, concerning the matters included herein and in such other documents, instruments and agreements, any statute, custom, or usage to the contrary notwithstanding.  No such discussions or negotiations shall limit, modify, or otherwise affect the provisions hereof.  No modification, amendment, or waiver of any provision of the APA, as amended by this Amendment, or any provision of any other document, instrument, or agreement among the Parties shall be effective unless executed in writing by the Party to be charged with such modification, amendment, or waiver.

Miscellaneous

8.	In connection with the interpretation of this Amendment, all of the provisions of Article XI of the APA are hereby incorporated by reference.

Counterparts

9.	This Amendment may be executed in multiple identical counterparts, each of which when duly executed shall be deemed an original, and all of which shall be construed together as one agreement.

[Remainder of Page Intentionally Left Blank.  Signature Pages to Follow.]

IN WITNESS WHEREOF, the Parties hereto have executed, or caused this Amendment, to be executed by their duly authorized representatives, as of the date first written above.

BUYER:

DEFAULT SERVICING USA, INC.

By:
Name:
Title:

HSCC:

HOMELAND SECURITY CAPITAL CORPORATION

By:
Name:
Title:

COMPANY:

DAL HOLDING COMPANY – DS, LLC
(formerly DEFAULT SERVICING, LLC)

By:
Name:
Title:

MEMBER:

DAL GROUP, LLC

By:
Name:
Title: